   EXHIBIT 11

   APPLIED POWER INC. AND SUBSIDIARIES
   COMPUTATION OF EARNINGS PER SHARE
   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                          Three Months Ended            Nine Months Endeed
                                                                May 31,                        May 31,
                                                         1994          1993             1994           1993
                                                       ----------------------        ------------------------

     PRIMARY:
     Average shares outstanding  . . . . . . . .         13,075        12,980            13,034        12,971

     Net effect of dilutive options based
        on the treasury stock method
        using average market price . . . . . . .            300           150               199           126
                                                        --------     --------          --------      --------
            Total  . . . . . . . . . . . . . . .         13,375        13,130            13,233        13,097
                                                        ========     ========          ========      ========
     Net earnings (loss):
        Earnings from continuing operations
         before cumulative effect of
         accounting change . . . . . . . . . . .        $  5,343      $  3,853          $ 11,568      $  8,903
       Cumulative effect of accounting change  .              -             -                 -         (4,355)
       Discontinued operations . . . . . . . . .              -            30               (348)          833
                                                        ---------     --------           --------      --------
            Net earnings   . . . . . . . . . . .        $  5,343      $  3,883          $ 11,220      $  5,381
                                                        =========     ========          =========     =========
     Primary earnings (loss) per share:
        Earnings from continuing operations
         before cumulative effect of
         accounting change . . . . . . . . . . .        $   0.40      $   0.29          $   0.87      $   0.68
        Cumulative effect of accounting change .              -             -                 -         (0.33)
        Discontinued operations  . . . . . . . .              -             -             (0.03)         0.06
                                                        ---------    ---------          ----------    ---------
            Total  . . . . . . . . . . . . . . .        $   0.40      $   0.30          $   0.85      $   0.41
                                                        =========    =========          ==========    =========
     FULLY DILUTED: (A)
     Average shares outstanding  . . . . . . . .         13,075        12,980            13,034        12,971

     Net effect of dilutive options based
        on the treasury stock method
        using average market price . . . . . . .            300           156               269           129
                                                        --------     --------          --------      --------
            Total  . . . . . . . . . . . . . . .         13,375        13,136            13,303        13,100
                                                        ========     ========          ========      ========
     Net earnings (loss):
        Earnings from continuing operations
         before cumulative effect of
         accounting change . . . . . . . . . . .        $  5,343      $  3,853          $ 11,568      $  8,903
        Cumulative effect of accounting change .              -             -                 -        (4,355)
        Discontinued operations  . . . . . . . .              -            30              (348)          833
                                                        ---------    ---------          --------      ---------
            Net earnings   . . . . . . . . . . .        $  5,343      $  3,883          $ 11,220      $  5,381
                                                        =========    =========          ========      =========
     Fully diluted earnings (loss) per share:
        Earnings from continuing operations
         before cumulative effect of
         accounting change . . . . . . . . . . .        $   0.40      $   0.29          $   0.87      $   0.68
        Cumulative effect of accounting change .              -             -                 -         (0.33)
        Discontinued operations  . . . . . . . .              -             -             (0.03)         0.06
                                                        --------      ---------          --------      --------

            Total  . . . . . . . . . . . . . . .        $   0.40      $   0.30          $   0.84      $   0.41
                                                        ========      =========          ========      ========

     (A)  Dilution of less than 3%; therefore not presented in Condensed Consolidated Statement of Earnings.
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